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                                                                    EXHIBIT 23.5

                     [HUDDLESTON & CO., INC. LETTERHEAD]




                                  May 22, 1996





                       CONSENT OF HUDDLESTON & CO., INC.


We hereby consent to the references to us under the headings "Prospectus Summary--Summary Natural Gas and Oil Reserve Data," "Business--Natural Gas and Oil Reserves" and "Experts" in the Prospectus constituting part of this Registration Statement on Form S-1 of The Houston Exploration Company, dated May 1996.


                                        Very truly yours,

                                        HUDDLESTON & CO., INC.



                                        By: /s/ PETER D. HUDDLESTON
                                           --------------------------
                                            Peter D. Huddleston, P.E.
                                            President

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